                                  Certification


I, Bryan Calder of the owner trustee, certify that:

1. I have reviewed this report on Form N-Q of College and University Facility Loan Trust Two (the "Registrant");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the schedules of investments included in this report fairly present in all material respects the investments of the registrant as of the end of the fiscal quarter for which the report is filed;

4. Based on my knowledge, the distribution or servicing information required to be provided to the bond trustee and owner trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in this report is included in this report;

5. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the bond trustee and owner trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in this report, the servicer has fulfilled its obligations under the servicing agreement; and

6. The report discloses all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in this report.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: GMAC Commercial Mortgage Corporation and J.P. Morgan Trust Company National Association.


Date:  OCTOBER 29, 2004
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                           /s/ BRYAN CALDER
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                           Bryan Calder
                           Executive Vice President